      As filed with the Securities and Exchange Commission on June 5, 2002
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        NEW YORK COMMUNITY BANCORP, INC.
             (exact name of registrant as specified in its charter)

        DELAWARE                                              06-1377322
(state or other jurisdiction of                        (IRS Employer Identi-
incorporation or organization)                           fication No.)

                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100
                   (Address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)

                        NEW YORK COMMUNITY BANCORP, INC.
                       1997 STOCK OPTION PLAN, AS AMENDED

                            (Full Title of the Plan)
                       -----------------------------------

Joseph R. Ficalora                                Copies to:
President and Chief Executive Officer             Eric S. Kracov, Esq.
New York Community Bancorp, Inc.                  Lawrence M.F. Spaccasi, Esq.
615 Merrick Avenue                                Muldoon Murphy & Faucette LLP
Westbury, New York 11590                          5101 Wisconsin Avenue, N.W.
(516) 683-4100                                    Washington, DC 20016
(Name, address, including zip code,               (202) 362-0840
and telephone number, including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                                  ----

=========================================================================================================================
    Title of each Class of                                  Proposed
       Securities to be             Amount to be         Purchase Price         Estimated Aggregate       Registration
          Registered               Registered (1)          Per Share             Offering Price(2)             Fee
-------------------------------------------------------------------------------------------------------------------------
         Common Stock                5,000,000
        $.01 par Value                 Shares              $28.09(2)                $40,450,000            $12,921.40
=========================================================================================================================

(1)  5,000,000 additional shares are being registered for issuance pursuant to the New York Community Bancorp, Inc, 1997
     Stock Option Plan, as amended ("Option Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
(2)  Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the
     Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $28.09 based upon the average trading price of the common stock, $.01 par value per share (the "Common Stock"), of New York Community
     Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market on May 29, 2002.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, (the "Securities Act") and 17 C.F.R. ss.230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

     The contents of the previously filed Registration Statement for New York Community Bancorp, Inc. dated August 5, 1997 and subsequently amended (Registration No. 333-32881), is hereby incorporated by reference. This registration statement is being filed to register 5,000,000 additional shares of New York Community Bancorp, Inc. common stock.


Item 8.   Exhibits
------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

       No.                       Exhibit
       ---                       -------

        5 Opinion of Muldoon Murphy & Faucette LLP, Washington, D.C., as to the legality of the common stock registered hereby.

       10           New York Community Bancorp, Inc. 1997 Stock Option Plan (1)

       23.1         Consent of KPMG LLP.

       23.2         Consent of Muldoon Murphy & Faucette LLP (see Exhibit 5).

       24           Power of attorney (see signature pages).

----------------------------
(1) Incorporated herein by reference from Exhibit A to the Proxy Statement on form DEF 14A (SEC File No. 000-22278) filed with the SEC on March 20, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New York Community Bancorp, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westbury, State of New York, on June 5, 2002.

                                 NEW YORK COMMUNITY BANCORP, INC.

                                 By: /s/ Joseph R. Ficalora
                                     ---------------------------------------
                                     Joseph R. Ficalora
                                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Ficalora) constitutes and appoints Joseph R. Ficalora, and Mr. Ficalora constitutes and appoints Michael F. Manzulli, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Name                       Title                                 Date
      ----                       -----                                 ----


/s/Joseph R. Ficalora            President and                      June 5, 2002
-----------------------------
Joseph R. Ficalora               Chief Executive Officer
                                 (principal executive officer)


/s/Michael F. Manzulli           Chairman of the Board of           June 5, 2002
-----------------------------    of Directors
Michael F. Manzulli


/s/Robert Wann                   Executive Vice President and       June 5, 2002
-----------------------------    Chief Financial Officer (principal
Robert Wann                      accounting and financial officer)


/s/William C. Frederick, M.D.    Director                           June 5, 2002
-----------------------------
William C. Frederick, M.D.

/s/Donald M. Blake               Director                           June 5, 2002
-----------------------------
Donald M. Blake


/s/Max L. Kupferberg             Director                           June 5, 2002
-----------------------------
Max L. Kupferberg


/s/Robert S. Farrell             Director                           June 5, 2002
-------------------------------
Robert S. Farrell


/s/Howard C. Miller              Director                           June 5, 2002
-----------------------------
Howard C. Miller


/s/Dominick Ciampa               Director                           June 5, 2002
-----------------------------
Dominick Ciampa


/s/Anthony E. Burke              Director                           June 5, 2002
----------------------------
Anthony E. Burke